UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2023

FLOWSERVE CORPORATION

(Exact Name of Registrant as Specified in its Charter)

New York	001-13179	31-0267900
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5215 N. O’Connor Blvd., Suite 700, Irving, Texas	75039
(Address of Principal Executive Offices)	(Zip Code)

(972) 443-6500

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.25 Par Value	FLS	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As part of a reorganization and restructuring plan to align with Flowserve Corporation’s (the “Company’s”) diversify, decarbonize and digitize strategy and in an effort to optimize operational execution, on February 13, 2023, the Company announced that Tamara Morytko, the President of the Company’s Flowserve Pumps Division, will step down from her position effective February 24, 2023. In addition, Keith Gillespie, the Company’s Senior Vice President and Chief Sales Officer, will step down from his position effective April 7, 2023. Both separations constitute terminations without Cause as defined in the Flowserve Corporation Executive Officer Severance Plan and as a result, both will receive severance payments and benefits under that plan.

As a result of these departures, the Company has appointed Lamar Duhon as the President of the Company’s Flowserve Pumps Division effective February 24, 2023 in addition to his current responsibilities. Mr. Duhon has served as the President of the Company’s Aftermarket Services and Solutions segment since he joined Flowserve in January 2022. Mr. Gillespie will continue to serve in his current capacity through April 7, 2023, while the Company transitions Mr. Gillespie’s responsibilities to Mr. Duhon and Kirk Wilson, the Company’s President of its Flow Control Division.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLOWSERVE CORPORATION

Dated: February 16, 2023	By:	/S/ AMY B. SCHWETZ
Amy B. Schwetz
Senior Vice President, Chief Financial Officer